NAME OF REGISTRANT:
Franklin Equity Fund
File No. 811-334

EXHIBIT ITEM No. 77Q(d): Copies of all
constituent
instruments defining the rights of the
holders of
any new class of securities


FRANKLIN EQUITY FUND
Certificate of Determination of Rights,
 Preferences
Privileges and Restrictions of the
Franklin Equity Fund - Class B Series
of Franklin Equity Fund Series Class

BY RESOLUTION OF THE BOARD OF DIRECTORS

The undersigned, Vice President and
 Secretary of
 Franklin Equity Fund (the "Corporation"), a corporation
 organized and existing under the laws
of the State of
 California, does hereby certify:

1.	That she is the Vice President and
 Secretary of the Corporation.

2.	That, pursuant to authority conferred
 upon the Board of Directors by the Articles of Incorporation of the Corporation, as
amended
 to date, under the provisions of Section
401 of
 the Corporations Code of the State of
California,
 the Board of Directors of the Corporation adopted
 the following resolutions fixing and
determining
 the rights, preferences, privileges and
 restrictions
 of the "Franklin Equity Fund-Class B" series of the
 Franklin Equity Fund Series class of shares of the Corporation:


FURTHER RESOLVED, that a fourth series of shares
 of the Franklin Equity Fund Series class of shares
of the Corporation ("Equity Fund"), no par
 value,
is hereby established and designated as
"Franklin
 Equity Fund-Class B" (each referred to
 herein as a
 "Class B share" or the "Class B shares') and one
 hundred million (100,000,000) unissued
shares previously
 authorized but not allocated to any series are hereby
 classified as and allocated to such new
series; and it is

FURTHER RESOLVED, that each Class B share
 of the Equity
Fund shall represent proportionate interests in the same portfolio of investments as the shares of the existing series of the Common Stock of the
Equity Fund.
  Each Class B share shall have the same
preferences,
 conversion or other rights, voting powers, restrictions,
 limitations as to dividends, qualifications or terms or
 conditions of redemption of the existing series of shares,
 all as set forth in the Corporation's charter, except for the differences hereinafter set forth:

(1)(a) Dividends and distributions paid to holders
 of the Class B shares of Common Stock of a series
 shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect
to such series from the dividends and
distributions
 with respect to the other series of Common
Stock of
 that class to reflect differing allocations of the expenses of the Corporation among the series, which shall include reductions for payments of
 fees under any 12b- I Plan adopted for or relating to such Class B shares, and any resultant difference
 among the net asset values per share of the series,
 to such extent and for such purposes as
the Board
 of Directors may deem appropriate; (b)
Class B
 shares of a class shall. have exclusive
 voting
 rights with respect to any matter submitted to
a vote of shareholders that affects only holders of Class B shares of such class, including, without limitation, the provisions of any
2b-1
Plan adopted for and relating to the Class B
 shares;
and (c) Class B shares shall not have voting rights with respect to the provisions of any distribution plan adopted pursuant to Rule 12b-1 under the
 1940 Act applicable to any other series
of the
 Equity Fund or with regard to any other
 matter
 submitted to a vote of shareholders
which does
 not now or in the future affect the
holders of
 the Class B shares.

(2)(a) Other than shares described in this paragraph
(2)(a), each Class B share of the Equity
Fund shall
be converted automatically, and without any action
 or choice on the part of the holder thereof, into the series of the Equity Fund designated as "Frankli n Equity Fund-Class I" (a "Class I share" or
"Class
 I shares") on the Conversion Date.  The term
"Conversion
 Date" means the date on which the eighth anniversary
 of the date of issuance of the share occurs;
 provided
 that, subject to the provisions of the next sentence,
 for any Class B shares -of the Equity Fund acquired
 through an exchange, or through a series of exchanges,
 as permitted by the Corporation and as
provided
in the prospectus relating to Class B shares, as
 such prospectus may be amended from time to time
 ("Prospectus"), from another investment
 company
or another class of the Corporation
(an "eligible
 investment company"), the Conversion Date shall be the conversion date applicable to the shares of t
he eligible investment company originally subscribed
 for in lieu of the Conversion Date of any shares acquired through exchange if such eligible investment company issuing the share originally
subscribed
 for had a conversion feature, but not later than the Conversion Date determined as set forth above.
  For the purpose of calculating the holding period required for conversion, the date of issuance
 of a Class B share of the Equity Fund
shall
 mean (i) in the case of a Class B share
of the
Equity Fund obtained by the holder thereof t hrough an original subscription to the Equity
 Fund,
the date of the issuance of such Class B share of the Equity Fund, or (ii) in the case of a Class
 B share of the Equity Fund obtained by the holder
 thereof through an exchange, or through a series
of exchanges, from an eligible investment company, the date of issuance of the share of the eligible
 investment company to which the holder
originally subscribed.

(b)	Each Class B share of the Equity Fund
(i) purchased through the automatic
(ii) einvestment
 of a dividend or distribution with respect to that
 Class B share or the corresponding series of any other investment company or of any other class of the Corporation issuing such series of shares,
 or (ii) issued pursuant to an exchange
privilege
 granted by the Corporation in an exchange or series
 of exchanges for shares originally purchased through
 the automatic reinvestment of a dividend or distribution with respect to shares of an eligible investment company,
 shall be segregated in a separate sub-account on the share records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence,
 shall be converted automatically, and without any action or choice on the part of the holder, into shares of Class
 I of the Equity Fund. The number of shares in the
 holder's separate sub-account so converted shall (i)
 bear the same ratio to the total number of shares maintained in the separate sub-account on the
 Conversion Date (immediately prior to
conversion)
as the number of shares of the holder
converted on
 the Conversion Date pursuant to paragraph
 (2)(a)
 hereof bears to the total number of
Class B shares
 of the holder on the Conversion Date
(immediately
prior to conversion) after subtracting
 the shares
 then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated
 in such other manner as may be determined by the
 Board of Directors and set forth in the
Prospectus.

(c) The number of Class I shares of the
(d) Equity
 Fund into which a Class B share is converted pursuant to paragraphs 2(a) and 2(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of such Class B share for purposes of sales and redemption thereof on the Conversion
 Date by the net asset value per share of the Class I shares of the same class for purposes of sales and redemption thereof on the Conversion Date.

(d)	On the Conversion Date, the Class
B shares of a class converted into shares of Class I of the same class will no longer be deemed outstanding and the rights of the holders thereof (except the right to (i)
 receive
 the number of shares of Class I into which Class
 B shares have been converted and (ii)
receive
declared but unpaid dividends to the
 Conversion Date or such other date set
 forth in the Prospectus and (iii) vote
 converting Class B shares held as of any record date occurring on or before the
Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing Class I shares of the Equity
Fund resulting from the conversion need
not be issued until certificates representing
 Class B shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

(e)	The automatic conversion of the Class
 B shares of the Equity Fund into Class
 I shares of the Equity Fund, as set
 forth in paragraphs 2(a) and 2(b)
 hereof, may also be suspended by
a
ction of the Board of Directors at any
 time that the Board of Directors determines such suspension to be appropriate; and in c onnection with, or in lieu of, any such
 suspension, the Board of Directors may
 provide holders of the Class B shares
with alternative conversion or exchange r ights into other series of stock of the Corporation in a manner consistent with applicable law; and it is

FURTHER RESOLVED, that the proper
 officers of the Corporation are hereby
 authorized and directed to execute and file a Certificate of Amendment of the Articles of Incorporation, and a Certificate of Determination, with the Secretary of State of California and to take such additional actions as are hereby necessary to accomplish the intent of the foregoing resolutions.

	3.	That the number of shares
 allocated to the "Franklin Equity Fund-Class
B" series is one hundred million (100,000,000).

4.	That none of the shares of such
series has been issued.


The undersigned declares under penalty
 of perjury that the statements contained in the foregoing certificate are true to her own knowledge. Executed at San Mateo,
California on Dec. 7, 1998.


/s/ D.R. Gatzek
Deborah R. Gatzek,
Vice President and Secretary


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